CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 26, 2016 on the financial statements and financial highlights of Galapagos Partners Select Equity Fund, a series of shares of beneficial interest of Ultimus Managers Trust.  Such financial statements and financial highlights appear in the November 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
March 28, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 26, 2016 on the financial statements and financial highlights of Lyrical U.S. Value Equity Fund and Lyrical U.S. Hedged Value Fund, each a series of shares of beneficial interest of Ultimus Managers Trust.  Such financial statements and financial highlights appear in the November 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
March 28, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 27, 2016 on the financial statements and financial highlights of Ryan Labs Core Bond Fund and Ryan Labs Long Credit Fund, each a series of shares of beneficial interest of Ultimus Managers Trust.  Such financial statements and financial highlights appear in the November 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
March 28, 2016